EXHIBIT 10.46

Amendment Number TWO
to the
Regions Financial Corporation
Post 2006 Supplemental Executive Retirement Plan
Restated as of January 1, 2014

Regions Financial Corporation hereby amends the Post 2006 Regions Financial Corporation Supplemental Executive Retirement Plan (the “SERP”) to be effective as of January 1, 2016, as follows:

1.        Section 1.22 is hereby amended by adding the following to the end of subsection (a):

Effective January 1, 2017, Monthly Earnings shall include amounts by which an Employee’s pay is reduced on account of any plan or payroll practice under which an Employee may voluntarily reduce his pay in exchange for increased vacation time (otherwise known as “vacation purchase”); and (ii) such Employee’s Monthly Earnings shall not be increased in any future year by the amount of any reversal or refund of such vacation purchase resulting from the Employee not using such vacation time.

2.        Section 1.31 is hereby amended by deleting the phrase “by substituting the definitions of Monthly
Earnings, Average Monthly Earnings and Credited Service under this Supplement Plan in place of the definition of each such term in the Retirement Plan” and substituting in lieu thereof the following:

by substituting the definition of Monthly Earnings under this Supplement Plan in place of the definition of Earnings in the Retirement Plan; by substituting the definitions of Average Monthly Earnings and Credited Service under this Supplement Plan in place of the definition of each such term in the Retirement Plan

3.        Section 7.06(b) is hereby amended by deleting the last sentence (which starts, “If an answer…”).

4.        Section 7.06(d) is hereby amended to read as follows:

(d)    The Benefits Administration Committee shall render a written decision promptly, and such decision shall not ordinarily be made later than 60 days after the receipt of the Appeal. However, if special circumstances exist (such as the need to hold a hearing) such decision shall be rendered as soon as possible, but not later than 120 days after receipt of the Appeal.

5.        Section 7.06 is hereby amended by adding to the end thereof the following new subsection (f):

(f)    Any claim that could be brought under this Section 7.06 must be submitted as a claim hereunder and must be submitted within two years of (1) the date on which the payment of benefits under the Plan was made, or (2) the date on which the action complained or grieved of occurred. No action at law or equity may be brought without submission of a claim in accordance with the provisions of this Section 7.06, including the provision for Appeal. No action at law or equity to recover benefits under the Plan or otherwise subject to this Section 7.06 shall be commenced later than one year from the date a decision on Appeal is furnished to the claimant. Any such action at law or equity must be filed in the United States District Court for the Northern District of Alabama.

6.        All other terms, provisions, and conditions of the SERP not herein amended shall remain in full force and effect.

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